[LOGO] VA SOFTWARE

--------------------------------------------------------------------------------
                           P R E S S   R E L E A S E
--------------------------------------------------------------------------------

               VA SOFTWARE REPORTS THIRD QUARTER FISCAL YEAR 2004
                                     RESULTS

Third quarter software revenue grows by 106% and total revenue increases 21% year-over-year

FREMONT, CA--May 25, 2004--VA Software Corporation (Nasdaq: LNUX), provider of the award-winning SourceForge(TM) global development platform, and parent company of OSDN, the leading network of media and commerce sites serving the Open Source, developer and IT communities, today announced financial results for its third quarter of fiscal year 2004, ended April 30, 2004.

Total third quarter fiscal 2004 revenue grew 21% to $7.3 million, compared to third quarter fiscal 2003 total revenue of $6.0 million. Revenue from the software business increased 106% to $1.4 million in third quarter fiscal 2004 from $0.7 million in third quarter fiscal 2003. Total revenue for the nine months ended April 30, 2004 was $21.9 million, up 24% compared to $17.7 million for the nine months ended April 26, 2003.

On a GAAP basis, the third quarter fiscal 2004 net loss was $4.1 million, or $0.07 per share, compared to last year's third quarter fiscal 2003 GAAP net loss of $3.6 million, or $0.07 per share. The third quarter fiscal 2004 GAAP net loss includes $3.2 million in restructuring charges associated with currently-leased properties, a $925,000 remeasurement of warrant liability credit and a $3,000 charge for amortization of intangible assets. For the nine months ended April 30, 2004, the company's GAAP net loss was $6.8 million, or $0.11 per share, compared to $11.4 million, or $0.21 per share, for the nine months ended April 26, 2003.

As specified in the attached reconciliation of net loss as reported to pro forma net loss, the third quarter fiscal 2004 net loss before non-recurring charges was $1.8 million, or $0.03 per share, compared to last year's third quarter fiscal 2003 net loss before non-recurring charges of $2.8 million, or $0.05 per share. For the nine months ended April 30, 2004, the net loss before non-recurring charges was $5.1 million, or $0.09 per share, compared to $9.9 million, or $0.18 per share, for the nine months ended April 26, 2003. Cash and investments remain strong at $47.6 million as of April 30, 2004.

"Our third quarter was highlighted by a number of transitions which we believe will have an ongoing favorable impact on our business," said Ali Jenab, President and CEO. "Late in the first quarter of fiscal 2004, we announced the appointment of Darryll Dewan as Executive Vice President of Worldwide Field Operations. In our third quarter, Darryll's sales leadership helped us more than double our quarterly software revenue compared to last year's third quarter and increase our installed base by 11 accounts to a total of 86 SourceForge Enterprise Edition customers. Also during the third quarter, we selected media veteran Pat Ferrell to lead OSDN, which posted strong year-over-year growth with $5.9 million in revenue during the quarter. Pat and the entire OSDN team remain focused on accelerating OSDN's growth. Finally, we moved into smaller space in a currently-leased facility with no negative impact on operations. While this move resulted in a restructuring charge of $3.2 million, we expect that it will lower operating expenses by $1.4 - $1.5 million annually on a go-forward basis."

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing
(800) 862-9098 or (785) 424-1051. A replay of the call will be available for 30 days by dialing (800) 934-3942 or (402) 220-1162.

Recent Highlights

o Customers. During the third quarter of fiscal 2004, VA Software added 11 new SourceForge Enterprise Edition accounts, including Booz Allen Hamilton, Bristol Myers Squibb, Matsushita, Northrop Grumman, Veritas, MIT Lincoln Laboratories, American Traffic Solutions and Transwitch, among others, to its installed base. In addition, existing customers including IBM, Los Alamos National Laboratories, Pitney Bowes, Lockheed Martin and General Atomics purchased additional SourceForge licenses and services.

o OSDN. For the ninth-consecutive quarter, based on composition, OSDN has been named the Number One network for delivering visitors who look for technology news online and for delivering visitors who make software purchases online, according to the Nielsen//NetRatings @Plan Spring 2004 Report. OSDN continues to experience rapid traffic growth and increased advertising revenue while maintaining its commitment to a community-based technology audience working with a range of platforms and technologies. SourceForge.net, the world's largest repository of Open Source software continues to break new records, with over 850,000 registered users and 81,000 projects. Traffic to the network as a whole has reached an all-time high of nearly 250 million page views, and 16 million unique visitors, every month. This ranks OSDN among the top technology networks both in terms of size and purchasing power. Advertisers and sponsors of the network include Microsoft, IBM, Google, Hewlett-Packard, Intel, Red Hat, Legato, AMD, Interland, Rackspace and Speakeasy.

o Management. The company announced the appointment of IDG veteran Pat Ferrell as SVP and General Manager of its media division, OSDN. Ferrell comes to VA Software Corporation with an extensive background in technology media, including ten years at IDG as the founder of GamePro magazine and the E3 Games Conference and Expo, the largest gaming conference in the world.

o Restructuring Charge. During the quarter, the company moved into approximately 30,000 square feet of currently-leased space, vacating approximately 48,000 square feet. The move was undertaken to improve the employee environment, reduce cash outlays through lower utility expenses, and to significantly reduce the operating expenses associated with facilities as we right-sized the amount of space we utilize in Fremont. The restructuring charge totalled $3.2 million. The move went smoothly, with no impact on operations. The company expects to realize $1.4 - $1.5 million in annual expense savings as a result of the action.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net income and earnings per share exclude amortization of intangible assets and deferred stock compensation, impairment of goodwill, intangible assets and other long-term assets, remeasurement of warrant liability, as well as restructuring costs and other special charges. These non-GAAP adjustments are provided to enhance the user's overall understanding of current financial performance and prospects for the future. Specifically, VA believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that VA believes are not indicative of core operating results. In addition, because VA has historically reported non-GAAP results to the investment community, VA believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software
VA Software (Nasdaq: LNUX) is the provider of SourceForge Enterprise Edition, the web-based application that significantly increases a company's return on its investment in software development. SourceForge improves communication, collaboration, and synchronization amongst multi-site team members and gives managers real-time visibility and control over their projects, regardless of location. SourceForge enables higher developer productivity and faster project completion whether teams are in-house, outsourced, onshore or offshore. Major Fortune 1000 firms and more than 850,000 developers use SourceForge technology to power their global development efforts.

About OSDN
OSDN, the Open Source Development Network, Inc., a subsidiary of VA Software, is the most dynamic community-driven IT media network on the web. The cornerstone of the Open Source community, OSDN attracts every level of IT decision maker and buyer, from CTOs to project managers. Technologists, developers and system administrators turn to OSDN sites to create, debate, and make or break IT news, tools, technologies and techniques. OSDN is the home of several popular web sites, including the award winning news discussion site, Slashdot.org, and the world's largest collaborative software development site, SourceForge.net.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding VA's anticipated financial performance and continued progress as a company as well as future trends in software application development and the benefits of our products to our customers. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA's success in expanding its SourceForge enterprise software business; VA's ability to achieve and sustain higher levels of revenue; VA's ability to realize operating expense savings associated with the move to its new headquarters; VA's reliance upon strategic relationships with other companies; VA's ability to protect and defend its intellectual property rights; the size and timing of execution of enterprise-level licenses; decreases or delays in online advertising spending; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 31, 2003 and Form 10-Q for the fiscal quarter ended January 31, 2004, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site:
WWW.SEC.GOV. VA assumes no obligation to update the forward-looking information contained in this news release.

Note to editors: VA Software, SourceForge and OSDN are trademarks or registered trademarks of VA Software Corporation in the United States and other countries. Slashdot is a registered trademark of the Open Source Development Network, Inc., in the United States and other countries. All other trademarks are property of their respective owners.

Contact:

Investor Relations
VA Software Corp.                                                      .
(510) 687-8731
ir@vasoftware.com

                             VA Software Corporation
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                          Three Months Ended                Nine Months Ended
                                                   -------------------------------   -------------------------------
                                                   April 30, 2004   April 26, 2003   April 30, 2004   April 26, 2003
                                                   --------------   --------------   --------------   --------------
Software revenues                                     $  1,379         $    671         $  3,377         $  2,072
Online revenues                                          5,909            5,185           18,518           14,996
Other revenues                                               3              181               49              604
                                                      --------         --------         --------         --------
     Net revenues                                        7,291            6,037           21,944           17,672

Software cost of revenues                                  360              450            1,496            1,513
Online cost of revenues                                  3,153            2,658           10,581            8,392
Other cost of revenues                                      --              (14)              --             (377)
                                                      --------         --------         --------         --------
     Cost of revenues                                    3,513            3,094           12,077            9,528
                                                      --------         --------         --------         --------
     Gross margin                                        3,778            2,943            9,867            8,144

Operating Expenses:
     Sales and marketing                                 2,639            2,614            7,623            7,260
     Research and development                            1,667            1,987            5,210            5,987
     General and administrative                          1,490            1,422            3,772            5,113
     Restructuring costs and other special charges       3,244              101            3,209              (34)
     Amortization of deferred stock compensation            --               37               20              116
     Amortization of intangible assets                       3              644                9            1,932
                                                      --------         --------         --------         --------
        Total operating expenses                         9,043            6,805           19,843           20,374
                                                      --------         --------         --------         --------
Loss from operations                                    (5,265)          (3,862)          (9,976)         (12,230)
Remeasurement of warrant liability                         925               --            1,566               --
Interest and other, net                                    215              252            1,631              815
Net loss                                              $ (4,125)        $ (3,610)        $ (6,779)        $(11,415)
                                                      ========         ========         ========         ========
Basic and diluted net loss per share                  $  (0.07)        $  (0.07)        $  (0.11)        $  (0.21)
                                                      ========         ========         ========         ========
Weighted-average shares outstanding:
Basic and diluted                                       60,882           53,935           59,186           53,835
                                                      ========         ========         ========         ========

                                                          Three Months Ended                Nine Months Ended
Reconciliation of net loss as reported             -------------------------------   -------------------------------
  to pro forma net loss:                           April 30, 2004   April 26, 2003   April 30, 2004   April 26, 2003
                                                   --------------   --------------   --------------   --------------
Net loss as reported                                  $ (4,125)        $ (3,610)        $ (6,779)        $(11,415)
Non recurring charges:
     Restructuring cost and other special charges        3,244              101            3,209              (87)
     Restructuring costs classified as cost of goods        --              (14)              --             (426)
     Amortization of deferred stock compensation            --               37               20              116
     Amortization of intangible assets                       3              644                9            1,932
     Remeasurement of warrant liability                   (925)              --           (1,566)              --
                                                      --------         --------         --------         --------
Net loss before non cash charges                      $ (1,803)        $ (2,842)        $ (5,107)        $ (9,880)
                                                      ========         ========         ========         ========
Basic and diluted net loss per share - pro forma      $  (0.03)        $  (0.05)        $  (0.09)        $  (0.18)

Weighted-average shares outstanding:
Basic and diluted                                       60,882           53,935           59,186           53,835
                                                      ========         ========         ========         ========

                             VA Software Corporation

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                              April 30, 2004   July 31, 2003
                                                              --------------   -------------
                                       ASSETS
Current assets:
  Cash, cash equivalents, and current marketable securities      $  29,630        $  34,617
  Accounts receivable, net                                           3,083            1,928
  Inventories                                                          677              388
  Prepaid expenses and other assets                                  1,574            1,232
                                                                 ---------        ---------
      Total current assets                                          34,964           38,165
Long-term marketable securities                                     17,920            5,130
Property and equipment, net                                          1,334            4,267
Goodwill and intangible assets, net                                     12               21
Other assets                                                           978              912
                                                                 ---------        ---------
Total assets                                                     $  55,208        $  48,495
                                                                 =========        =========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                               $     983        $     863
  Accrued restructuring liabilities                                  4,023            4,117
  Accrued liabilities and other                                      3,970            4,360
                                                                 ---------        ---------
      Total current liabilities                                      8,976            9,340
Accrued restructuring liabilities, net of current portion            8,475           10,772
Other long-term liabilities                                          1,247            1,181
                                                                 ---------        ---------
Total liabilities                                                   18,698           21,293
                                                                 ---------        ---------
Stockholders' equity:
  Common stock                                                          58               56
  Additional paid-in capital                                       783,077          766,761
  Deferred stock compensation                                           --              (20)
  Accumulated other comprehensive gain                                (122)             128
  Accumulated deficit                                             (746,503)        (739,723)
                                                                 ---------        ---------
      Total stockholders' equity                                    36,510           27,202
                                                                 ---------        ---------
Total liabilities and stockholders' equity                       $  55,208        $  48,495
                                                                 =========        =========